                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
                                                  Commission only (as permitted
                                                  by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule  240.14a-12


                                  PCTEL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  PCTEL, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                 [LETTERHEAD]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ________________

                             Tuesday, May 15, 2001
                                   10:00 a.m.
                               ________________

TO OUR STOCKHOLDERS:

     The 2001 Annual Meeting of Stockholders of PCTEL, Inc., a Delaware corporation, will be held on Tuesday, May 15, 2001 at 10:00 a.m. local time at our headquarters, located at 1331 California Circle, Milpitas, California, for the following purposes:

     1. To elect two directors to serve until the 2004 Annual Meeting of Stockholders and until their successors are elected;

     2. To amend our 1998 Director Option Plan to provide for annual increases in the authorized number of shares of common stock reserved for issuance thereunder;

     3. To ratify the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending December 31, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 5, 2001 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                    Sincerely,


                                    /s/ William F. Roach
                                    ---------------------------------------
                                    William F. Roach
                                    President and Chief Executive Officer

Milpitas, California
April 10, 2001

    ---------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT.
      PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE
                   INSTRUCTIONS ON THE ENCLOSED PROXY CARD.
    ---------------------------------------------------------------------

                                  PCTEL, INC.
                              _________________

                            PROXY STATEMENT FOR THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                              _________________

                              GENERAL INFORMATION

     The board of directors of PCTEL, Inc. is soliciting proxies for the 2001 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

     Our board of directors has set April 5, 2001 as the record date for the meeting. Stockholders who owned our common stock at the close of business on April 5, 2001 are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 18,993,526 shares of our common stock outstanding on the record date. On the record date, the closing price of our common stock on the Nasdaq National Stock Market was $7.375 per share.

     This proxy statement is being mailed on or about April 10, 2001 to stockholders entitled to vote at the meeting.

     In this proxy statement:

     .    "We" and "PCTEL" mean PCTEL, Inc.

     . Holding shares in "street name" means your shares are held in an account at a brokerage firm and the stock certificates and record ownership are not in your name.

     .    "SEC" means the Securities and Exchange Commission.

     . "Beneficial ownership" of stock is defined under various SEC Rules in different ways for different purposes, but generally means that, although you (or the person or entity in question) do not hold the shares of record in your name, you do have investment or voting control (and/or an economic or "pecuniary" interest) in the shares through an agreement, relationship or the like.

                             QUESTIONS AND ANSWERS

Q:   When and where is the stockholder meeting?

A: Our annual meeting of stockholders is being held on Tuesday, May 15, 2001 at 10:00 a.m. at our headquarters, located at 1331 California Circle, Milpitas, California.

Q:   Do I need a ticket to attend the stockholder meeting?

A:   No, you will not need a ticket to attend the meeting.

Q:   Why am I receiving this proxy statement and proxy card?

A: You are receiving a proxy statement and proxy card from us because you owned shares of our common stock on the record date. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The proxy card is used for voting.

Q:   What is the effect of signing and returning my proxy card?

A:    When you sign and return the proxy card, you appoint Andrew D. Wahl and
     William F. Roach as your representatives at the meeting. Mr. Wahl and Mr. Roach will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or vote via the Internet or telephone in advance of the meeting just in case your plans change. You can vote in person at the meeting even if you have already sent in your proxy card.

     If an issue comes up for a vote at the meeting that is not described in this proxy statement, Mr. Wahl and Mr. Roach will vote your shares, under your proxy, in their discretion.

     If you do not indicate on the proxy card how you want your votes cast, the proxies (as your representatives) will vote your shares FOR all of management's nominees for director, FOR approval of the amendment of the 1998 Director Option Plan, and FOR ratification of the appointment of our independent public accountants.

Q:   What am I voting on?

A:   You are being asked to vote on:

     .    the election of two nominees to serve on our board of directors;

     . the amendment of our 1998 Director Option Plan to provide for an annual increase in the authorized number of shares of common stock reserved for issuance thereunder; and

     . the ratification of the appointment of our independent public accountants for fiscal year 2001.

Q:   How do I vote?

A: There are four ways you may vote. (Please see detailed instructions on your proxy card.)

     .    Place your vote by telephone.

     Please follow the instructions that came with your proxy statement. If you vote by telephone, you do not need to mail in your proxy card. Stockholders with rotary service will not be able to vote by telephone.

                                      OR

     .    Place your vote via the Internet.


     Please follow the instructions that came with your proxy statement. If you vote on the Internet, you do not need to mail in your proxy card.

                                      OR

     .    Mail in your completed, signed and dated proxy card.

     If you return a signed card but do not provide voting instructions, your shares will be voted: FOR the two named nominees for director, FOR approval of the amendment of the 1998 Director Option Plan, and FOR ratification of our independent public accountants.
                                       OR

     .    Vote in person by attending our annual meeting.

     We will pass out written ballots to any stockholder who wants to vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your stock broker in order to vote at the meeting.

Q:   What does it mean if I receive more than one proxy card?

A: It means that you have multiple accounts with the transfer agent and/or with stock brokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q:   What if I change my mind after I return my proxy card?

A: You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the voting at the annual meeting by providing written notice to our corporate secretary at the following address: 1331 California Circle, Milpitas, California 95035, Attn: Andrew D. Wahl.

     You may also do this by:

     .    Signing another proxy card with a later date,

     .    Voting in person at the meeting, or

     . Voting via the Internet or by telephone on a date after the date on your proxy card (your latest proxy is counted).


Q:   Will my shares be voted if I do not sign and return my proxy card?

A: If your shares are held in street name, your brokerage firm may either vote your shares on "routine matters" (such as election of directors) or leave your shares unvoted. Your brokerage firm may not vote on "non-routine matters." We believe that all matters presented for consideration in this proxy statement are routine.

Q:   How many shares can vote at the meeting?

A: As of the record date, 18,993,526 shares of common stock were outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters covered in this proxy statement. Therefore, there are a maximum of 18,993,526 votes that may be cast at the meeting.

Q:   What is a "quorum"?

A: A "quorum" is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the annual meeting is a majority of the shares outstanding on the record date. There must be a quorum present for the meeting to be held. All completed and signed proxy cards, Internet votes, telephone votes, whether representing a vote

     FOR, AGAINST, WITHHELD, ABSTAINED or a broker non-vote, will be counted toward the quorum.

Q:   How are abstentions counted?

A: If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposals to (a) amend our 1998 Director Option Plan, or (b) ratify the appointment of Arthur Anderson LLP as our independent public accountants, your abstention will have the same effect as a vote against the proposal.

Q:   What is a "broker non-vote?"

A: Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Thus, if the proposals to be acted upon at the meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes "FOR" routine matters, but expressly states that the broker is NOT voting on the non-routine matters. The vote with respect to the non-routine matter in this case is referred to as a "broker non-vote."

Q:   How are broker non-votes counted?

A: Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast for or against a proposal.

Q:   What is the required vote for each proposal to pass?

A: For the proposal to elect directors, the two nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. For the proposals to amend our 1998 Director Option Plan and to ratify the appointment of our independent public accountants, the required vote is the affirmative (i.e. "FOR") vote of a majority of the votes cast. The votes cast on a particular proposal include votes FOR, AGAINST, WITHHELD, and ABSTAINED, but do not include broker non-votes.

Q:   Who is soliciting my vote?

A: We are making and will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We have retained Wells Fargo Bank, MN N.A., at an estimated cost of $5,000, to assist us in the solicitation of proxies for our annual meeting. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We expect our transfer agent, Wells Fargo Bank, MN N.A., to tabulate the proxies and to act as inspector of the election. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, the Internet or fax, in person or otherwise. None of these persons will receive any additional compensation for assisting in the solicitation.

     We shall provide without charge to each stockholder solicited by these proxy solicitation materials a copy of our Annual Report on Form 10-K, together with the financial statements and financial statement schedules required to be filed with the Annual Report, upon written request sent to PCTEL, Inc., 1331 California Circle, Milpitas, California 95035, Attn: Andrew
D. Wahl, Chief Financial Officer.

Deadline for Receipt of Stockholder Proposals for 2002 Annual Meeting

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders intended to be presented for consideration at our 2002 annual meeting of stockholders must be received by us no later than December 11, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the annual meeting. If you intend to submit a proposal at the 2002 annual meeting that is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, you must do so no later than February 24, 2002. If you fail to comply with the foregoing notice provision, the proxy holders at the 2002 annual meeting will be allowed to use their discretionary voting authority when the proposal is raised at that meeting.

                              SUMMARY OF PROPOSALS

     The board of directors has included three proposals on the agenda for our annual meeting. The following is a brief summary of the matters to be considered and voted upon by our stockholders.

Proposal One - Election of Directors

     We have a classified board of directors that currently consists of seven directors. Each director serves a three year term. The first proposal is the election of two Class II directors to serve until our 2004 annual meeting. Our board of directors has nominated Richard C. Alberding and Carl A. Thomsen to serve as our Class II directors. Additional information about the election of directors and a brief biography of each nominee begins on page 8.

           Our board recommends a vote for each of the two nominees.

Proposal Two - Amendment of the 1998 Director Option Plan

     The second proposal is to approve an amendment to our 1998 Director Option Plan to provide for automatic annual increases in the number of shares reserved for issuance thereunder such that, effective as of January 1 of each year, beginning on January 1, 2002, the number of shares that may be optioned and sold under the 1998 Director Option Plan shall be increased by an amount equal to the lesser of (i) 0.5% of our outstanding shares on such date or (ii) a lesser amount determined by the board of directors. More information about this proposal begins on page 13.

Our board recommends a vote to approve the amendment of our 1998 Director Option
                                     Plan.

Proposal Three - Ratification of Appointment of Independent Public Accountants.

     The third proposal is the ratification of the appointment of Arthur Andersen LLP as our independent public accountants. More information about this proposal begins on page 16.

            Our board recommends a vote to ratify the appointment of Arthur Andersen LLP as our independent public accountants.

Other Matters

     Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card or voted on the Internet or by telephone, the proxies will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

Nominees

     We have a classified board of directors currently consisting of two Class I directors, Peter Chen and William F. Roach; two Class II directors, Richard C. Alberding and Carl A. Thomsen; and three Class III directors, Mike Min-Chu Chen, Giacomo Marini and Martin H. Singer, who will serve until the annual meetings of stockholders to be held in 2003, 2001, and 2002, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates.

     In August 2000, William Wen-Liang Hsu and Han Yeh resigned as members of our board of directors and William F. Roach was appointed as a director. Mr. Hsu and Mr. Yeh had served as members of our board since our inception in 1994. Furthermore in March 2001, Wen C. Ko resigned as a member of our board of directors. Mr. Ko had served as a member of our board since 1999. We would like to thank Mr. Hsu, Mr. Yeh and Mr. Ko for their service and counsel during their terms as directors.

     Additionally, in February 2001, Peter Chen resigned as our chief executive officer and as the chairman of our board of directors, but he continues to serve as the honorary chairman. We would like to thank Mr. Chen for his six years of service as our chief executive officer and chairman. Martin H. Singer, an existing director on the board, has been elected by our board to serve as its non-executive chairman.

     The nominees for election at the annual meeting as Class II directors are Richard C. Alberding and Carl A. Thomsen. Mr. Thomsen was appointed in March 2001 as a director to our board to fill the vacancy created by Mr. Ko's resignation. If elected, Mr. Alberding and Mr. Thomsen will each serve as a director until the annual meeting in 2004 and until their respective successors are elected and qualified. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our two nominees. In the event that either of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We are not aware that either nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Directors and Nominees

     The following table sets forth certain information regarding our directors and nominees as of March 31, 2001:

Name                                                                    Age        Position with PCTEL                Since
------------------------------------------------------------------      ---        -------------------                -----
Class I directors whose terms expire at the 2003 annual meeting of stockholders:

Peter Chen (3)....................................................       46        Chief Executive Officer and         1994
                                                                                   Chairman of the Board (4)
William F. Roach (5)..............................................       57        Chief Operating Officer,            2000
                                                                                   Director (6)

Class II directors to be elected at the 2001 annual meeting:
Richard C. Alberding (1)(2).......................................       70        Director                            1999
Carl A. Thomsen...................................................       56        Director (7)                        2001

Class III directors whose terms expire at the 2002 annual meeting of stockholders:
Mike Min-Chu Chen (1).............................................       51        Director                            1994
Giacomo Marini (1)................................................       49        Director                            1996
Martin H. Singer (2)..............................................       49        Director (8)                        1999

_______________________________
(1)  Member of audit committee.
(2)  Member of compensation committee.
(3) Mr. Chen became a member of the compensation committee on February 15, 2001. Prior to that date, Mr. Chen was an ex officio member of the compensation committee.
(4) On February 15, 2001, Mr. Chen resigned as chief executive officer and as chairman of the board. However, Mr. Chen is currently a director and has been named our honorary chairman of the board.
(5) Mr. Roach became an ex officio member of the compensation committee on February 15, 2001.
(6)  On February 15, 2001, Mr. Roach was named our chief executive officer.
(7)  Mr. Thomsen was appointed a director in March 2001.
(8) On February 15, 2001, Dr. Singer was named our non-executive chairman of the board.

     Mr. Peter Chen is one of our co-founders and served as our chief executive officer from our inception in March 1994 until February 2001. Mr. Chen has over 15 years experience in data communications and modem development at Digicom Systems, Inc. (a company which he co-founded), Cermetek, Inc., and Anderson-Jacobson, Inc., all data communications companies. Mr. Chen has a Bachelor of Science in Control Engineering from National Chiao-Tung University, Taiwan, and holds a Master of Science in Electrical Engineering from Arizona State University. Mr. Chen is also the cousin of one of our directors, Dr. Mike Min-Chu Chen. Mr. Chen resigned as our chief executive officer and as our chairman of the board in February 2001, and he is now our honorary chairman of the board.

     Mr. William F. Roach has been our president and chief executive officer since February 15, 2001. Prior to that, Mr. Roach was our president and chief operating officer from August 1999 to February 2001. Mr. Roach has been a director since August 2000. From January 1997 until August 1999, Mr. Roach served as a senior vice president, worldwide sales and marketing for Maxtor Corporation, a data storage company. From November 1996 to January 1997, Mr. Roach was executive vice president for worldwide marketing for Wyle Electronics, an electronic component distribution company. From 1989 to November 1996, he served as executive vice president, worldwide sales, for Quantum Corporation, a data storage company. Mr. Roach received a Bachelor of Science in Industrial Economics from Purdue University.

     Dr. Martin H. Singer has been a director since August 1999 and has been our non-executive chairman of the board of directors since February 2001.
Currently, Dr. Singer serves as our executive consultant. Since October 2000, Dr. Singer has been president and chief executive officer of Ultra Fast Optical Systems, Inc. From December 1997 to August 2000, Dr. Singer served as president and chief executive officer of SAFCO Technologies, Inc., a wireless communications company. He left SAFCO in August 2000 after its sale to Agilent Technologies. From September 1994 to December 1997, Dr. Singer served as vice-president and general manager of the Wireless Access Business Development Division for Motorola, Inc., a communications equipment company. Prior to this period, Dr. Singer held senior management and technical positions in Motorola, Inc., Tellabs, Inc., AT&T and Bell Labs. Dr. Singer holds a Bachelor of Arts in Psychology from the University of Michigan, and a Master of Arts and a Ph.D. in Experimental Psychology from Vanderbilt University.

     Mr. Richard C. Alberding has been a director since August 1999. Mr. Alberding retired from the Hewlett-Packard Company, then a computer, peripherals and measurement products company, in June 1991, serving at that time as an executive vice president with responsibility for worldwide company sales, support and administration activities for measurement and computation products, as well as all corporate level marketing activities. Mr. Alberding is a director of Kennametal, Inc., DMC Stratex Networks, Sybase Inc. and Walker Interactive Systems. Mr. Alberding holds a B.A. degree in Business Administration/Marketing from Augusta College in Rock Island, Illinois, and an Associate of Science degree in Electrical Engineering from DeVry Technical Institute in Chicago.

     Dr. Mike Min-Chu Chen has been a director since February 1994 and is the cousin of our honorary chairman of the board, Peter Chen. Since August 1998, Dr. Chen has been the chairman and co-founder of 3iNet, a Linux-based Internet appliances and seamless Internet enabled communications services provider. From May 1985 to August 1998, Dr. Chen served as the executive vice president, chief executive officer and director of C&C International Services, Inc., an engineering and procurement service company. From March 1987 to August 1998, Dr. Chen served as executive vice president, chief executive officer and director of Act Engineering, Inc., an engineering design and trading company. From December 1996 to February 1997, Dr. Chen served as director of ERT Holding, Inc., a company engaged in the environmental rubber recycling manufacturing business, and served as president of International Operations from December 1996 to February 1997 and then as chairman from February 1997 to October 1997. He is currently on the board of various private companies. Dr. Chen holds a Bachelor of Science in Naval Architecture from National Taiwan Ocean University, a Master in Science in Mechanical Engineering and Naval Architecture from National Taiwan University, Taiwan, and a Doctorate in Ocean Engineering from Oregon State University.

     Mr. Giacomo Marini has been a director since October 1996. Since March 1995, Mr. Marini has served as chairman and president of MK Group LLC, a private investment and management consulting business that invests in and advises high technology companies, and from February 1998 to February 1999 as interim chief executive officer at FutureTel, Inc., a digital video capture company. From August 1993 to February 1995, Mr. Marini served as president and chief executive officer of Common Ground Software, Inc. (formerly No Hands Software, Inc.), an electronic publishing software company. Prior to this, Mr. Marini was a cofounder, executive vice-president and chief operating officer of Logitech, a computer peripherals company, and he held technical and management positions with Olivetti and International Business Machines. Mr. Marini is currently on the board of various private companies. He holds a Computer Science Laureate Degree from the University of Pisa, Italy.

     Mr. Carl A. Thomsen has been a director since March 2001. Mr. Thomsen has been with DMC Stratex Networks, Inc., a manufacturer of wireless communication equipment, since February 1995 and currently is their senior vice president, chief financial officer and corporate secretary. From 1983 to 1994, Mr. Thomsen held various senior financial positions, including senior vice president and chief financial officer with Measurex Corporation, a process control systems company (now a subsidiary of Honeywell International). Mr. Thomsen holds a BS degree in Business Administration from Valparaiso University and a Masters in Business Administration from the University of Michigan, and he is a certified public accountant.

Vote Required and Board of Directors' Recommendation

     If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and "broker non-votes" are not counted in the election of directors. The board of directors has unanimously approved the director nominees and recommends that stockholders vote "FOR" the election of the director nominees listed above.

Board and Committee Meetings

     Our board of directors held a total of nine meetings during fiscal 2000. The board of directors has an audit committee and a compensation committee.
Each member of the audit committee is independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The board of directors has no nominating committee or any committee performing such functions.


-----------------------------------------------------------------------------------------------------------------------------
   Committee      Members During Fiscal             Committee Functions                Date Written       Meetings Held in
                          2000                                                        Charter Adopted       Fiscal 2000
-----------------------------------------------------------------------------------------------------------------------------
Audit               Richard Alberding     .  Oversees our internal financial              March 13, 2000        Four
                     Giacomo Marini          reporting and accounting controls
                    Mike Min-Chu Chen     .  Consults with and reviews the services
                                             provided by our independent public
                                             accountants

-----------------------------------------------------------------------------------------------------------------------------
Compensation     Richard Alberding        .  Reviews and recommends to the board of       March 13, 2000        Four
                 Martin Singer               directors the compensation and benefits
                                             of all of our officers and directors,
                                             including stock compensation and loans
                                          .  Establishes and reviews general
                                             policies relating to the compensation
                                             and benefits of our employees
-----------------------------------------------------------------------------------------------------------------------------

Compensation of Directors

     Directors currently receive a yearly retainer of $5,000 for serving as directors and receive $2,500 per board meeting attended and $1,000 per committee meeting attended. Our 1998 Director Option Plan provides for the non-discretionary, automatic grant of options to each of our non-employee directors. Each new non-employee director is automatically granted an option to purchase 15,000 shares on the date on which such person first becomes a director.
These initial grants vest over a period of three years, with one-third of the number of shares granted vesting on each anniversary of the date of grant, provided that the optionee continues to serve as a director on these dates. Furthermore, each non-employee director is automatically granted an additional option to purchase 7,500 shares of common stock on January 1 of each year, provided that he or she has served on the board of directors for at least six months. These subsequent grants vest fully on the first anniversary of the date of grant. The exercise price of options granted to nonemployee directors must be 100% of the fair market value of our common stock on the date of grant.

Compensation Committee Interlocks and Insider Participation

     During 2000, none of the members of the compensation committee was one of our officers or employees or was formerly one of our officers. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

                                  PROPOSAL TWO
                     AMENDMENT OF 1998 DIRECTOR OPTION PLAN

     The 1998 Director Option Plan was adopted by the board of directors in May 1998 and became effective on October 19, 1999, the date of the closing of our initial public offering. The 1998 Director Option Plan has a term of ten years, unless it is terminated sooner by the board of directors.

     Only non-employee directors are entitled to participate in the 1998 Director Option Plan. Currently, a total of 200,000 shares of common stock has been reserved for issuance under the 1998 Director Option Plan. As of December 31, 2000, options to purchase an aggregate of 60,000 shares of common stock were outstanding under the 1998 Director Option Plan.

     Stockholder Proposal

     We are asking that the stockholders approve an amendment to our 1998 Director Option Plan to provide for automatic annual increases in the number of shares reserved for issuance thereunder such that beginning on January 1, 2002, effective as of January 1 of each year, the number of shares that may be optioned and sold under the 1998 Director Option Plan shall be increased by an amount equal to the lesser of (i) 0.5% of our outstanding shares on such date or
(ii) a lesser amount determined by the board of directors.

     Vote Required and Board of Directors' Recommendation

     The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve the amendment of our 1998 Director Option Plan. The board of directors has unanimously approved the amendment of our 1998 Director Option Plan and recommends that stockholders vote "FOR" the approval of the proposal to amend the 1998 Director Option Plan.

     Summary of the 1998 Director Option Plan

     General. The purposes of the 1998 Director Option Plan are to attract and retain the best available personnel for service as non-employee directors, to provide additional incentive to the non-employee directors to serve as our directors and to encourage their continued service as directors.

     Eligibility. Only our non-employee directors are eligible to receive nonstatutory stock options under the 1998 Director Option Plan.

     Administration. Each new non-employee director, upon election to the board of directors, is automatically granted an option to purchase 15,000 shares of common stock. These initial grants vest over a period of three years, with one-third of the number of shares granted vesting on each anniversary of the date of grant, provided that the optionee continues to serve as a director on these dates. After the initial 15,000 share option is granted to the non-employee director, he or she shall automatically be granted an option to purchase 7,500 shares on January 1 of each year, provided that he or she shall have served on the board of directors for at least six months. These subsequent grants for 7,500 shares shall vest completely on the first anniversary of the date of grant, provided that the optionee continues to serve as a director on the vesting date.

     Term. All of the options granted under the 1998 Director Option Plan shall have a term of 10 years from the date of grant. No option may be exercised after the expiration of its term.

     Exercise Price. The exercise price of all options shall be 100% of the fair market value per share of the common stock on the date of grant, generally determined with reference to the closing price of the common stock as reported on the Nasdaq National Market on the last market trading day prior to the date the option is granted.

     Forms of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1998 Director Option Plan permits payment to be made by cash, check, other shares of our common stock (with some restrictions), cashless exercise or any combination thereof.

     Termination of Directorship. If an optionee's status as a director terminates for any reason (other than death or disability), then all options held by the optionee under the 1998 Director Option Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option for up to three (3) months following the termination or for such other period of time as determined by the board.

     Death or Disability. In the event an optionee's status as a director terminates as a result of disability or death, the optionee (or the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance) may exercise the option, but only within twelve (12) months following the date of such termination, and only to the extent that the optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the optionee was not entitled to exercise an option on the date of such termination, or if he or she (or the optionee's estate or a person who acquired the right to exercise such option) does not exercise such option before its expiration, the option shall terminate.

     Nontransferability of Options. Options granted under the 1998 Director Option Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     Other Provisions. The director option agreement may contain other terms, provisions and conditions not inconsistent with the 1998 Director Option Plan as may be determined by the administrator under the plan.

     Adjustments Upon Changes in Capitalization. In the event that our stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments shall be made in the number of shares of stock authorized for issuance under the 1998 Director Option Plan but as to which no options have yet been granted or which have been returned to the 1998 Director Option Plan upon cancellation or expiration of an option, the number of shares of stock subject to any option outstanding under the 1998 Director Option Plan, and the exercise price of any such outstanding option. The 1998 Director Option Plan further provides that in the event of a merger of our company with or into another corporation or a sale of substantially all of our assets, each option or right shall be assumed or an equivalent option or right substituted by the successor corporation. If the outstanding options or rights are not assumed or substituted, the board of directors or a committee of the board shall provide for the optionee to have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares that would not otherwise be exercisable, for a period of thirty days from the date of the notice, and the option or stock purchase right will terminate upon the expiration of the period.

     Amendment and Termination of the 1998 Director Option Plan. The board may amend, alter, suspend or terminate the 1998 Director Option Plan at any time and for any reason. However, we shall obtain stockholder approval for any amendment to the 1998 Director Option Plan to the extent necessary to comply with applicable laws. No such action by the board or stockholders may alter or impair any option previously granted under the 1998 Director Option Plan without the written consent of the optionee.

                                 PROPOSAL THREE
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The board of directors has selected Arthur Andersen LLP, independent public accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2001 and recommends that stockholders vote for the ratification of such appointment.

     Arthur Andersen LLP has audited our financial statements annually since 1996. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

     During the 2000 fiscal year, Arthur Andersen LLP billed us $317,000 in audit fees for audit of our annual financial statements included in our annual report on Form 10-K and review of our unaudited internal quarterly financial statements included in our quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

     We did not engage Arthur Andersen LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

Other Fees

     Fees billed to us by Arthur Andersen LLP during the 2000 fiscal year for all non-audit services rendered, including tax related services, totaled $390,000. Our audit committee considered whether the rendering of such non-audit services was compatible with maintaining the independence of Arthur Andersen LLP.

Vote Required and Board of Directors' Recommendation

     Stockholder ratification of the selection of Arthur Andersen LLP as our independent public accountants is not required by our by-laws or other applicable legal requirement. However, the board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board will reconsider whether or not to retain that firm.
Even if the selection is ratified, the board may, at its discretion, direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders. The board unanimously recommends a vote "FOR" the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending December 31, 2001.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2001 by:
     . each stockholder known by us to beneficially own more than 5% of our common stock;
     .  each of our directors;
     . each of our executive officers named in the summary compensation table on page 19; and
     .  all of our directors and executive officers as a group.

     Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned "Number of Shares Beneficially Owned" includes all shares held by the indicated stockholder as of March 31, 2001 but excludes shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable on or before May 30, 2001. The number of shares subject to options that each beneficial owner has the right to acquire on or before May 30, 2001 is listed separately under the column "Number of Shares Underlying Options." These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 18,992,231 shares of our common stock outstanding as of March 31, 2001. The address for those individuals for which an address is not otherwise provided is c/o PCTEL, Inc., 1331 California Circle, Milpitas, California 95035. Unless otherwise indicated, we believe the stockholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

                                                              Number of      Number of           Total             Percent of
                                                               Shares         Shares            Shares               Shares
                                                            Beneficially    Underlying        Beneficially        Beneficially
Name and Address of Beneficial Owner                           Owned          Options            Owned              Owned (%)
------------------------------------------------------     ------------    ------------     ---------------     ----------------
5% Stockholders
Wellington Management Company, LLP
   75 State Street
   Boston, Massachusetts 02109 (1)....................       1,129,100             --           1,129,100           5.95%
Capital Guardian Trust Company
   11100 Santa Monica Blvd.
   Los Angeles, CA 90025 (2)..........................       1,547,200             --           1,547,200           8.15
Kern Capital Management, LLC
   70 Rio Robles
   San Jose, CA 95134 (3).............................       1,020,600             --           1,020,600           5.37
Dimensional Fund Advisors Inc.
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401 (4).........................       1,051,200             --           1,051,200           5.53
Entities affiliated with the WK Technology Funds
   10th Floor, 115, Sec. 3 Ming Sheng East Road
   Taipei, Taiwan 23136 (5)...........................       1,432,051         32,500 (6)       1,464,551           7.70

Directors and Named Executive Officers
Peter Chen............................................         651,879 (7)    154,059             805,938           4.21
William F. Roach......................................              --        211,250             211,250           1.10
Derek S. Obata........................................          23,884        145,938             169,822              *
Andrew D. Wahl........................................         108,240         80,627             188,867              *
Thomas A. Capizzi.....................................              --         34,687              34,687              *
Richard C. Alberding..................................              --          5,000               5,000              *
Martin H. Singer......................................              --          5,000               5,000              *
Giacomo Marini........................................          31,321          7,500              38,821              *
Mike Min-Chu Chen.....................................         176,788 (8)     32,500             209,288           1.10
Carl A. Thomsen.......................................              --             --                  --             --
All directors and executive officers as a group
   (13 persons).......................................         993,199        771,835           1,765,034           8.93

______________________________________

Less than 1% of the outstanding shares of common stock.

(1) Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own 1,129,100 of our shares which are held of record by its clients. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities.
(2) Capital Guardian Trust Company, a bank as defined in Section 3(a)6 of the Act, is deemed to be the beneficial owner of 1,547,200 shares as a result of its serving as the investment manager of various institutional accounts. Capital Group International, Inc. is the parent holding company of Capital Guardian Trust Company and a group of other investment management companies that hold investment power and, in some cases, voting power over securities. Capital Guardian Trust Company disclaims beneficial ownership of the shares pursuant to Rule 13d-4.
(3) Robert E. Kern Jr. and David G. Kern are controlling members of Kern Capital Management, LLC and may be deemed to share the power to direct the voting or disposition of the securities held by Kern Capital Management, LLC. Robert Kern and David Kern disclaim beneficial ownership of the shares held by Kern Capital Management, LLC.
(4)  Dimensional Fund Advisors Inc. is an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over 1,051,200 shares that are owned the four investment companies. Dimensional disclaims beneficial ownership of such securities.
(5) Includes 361,954 shares held by WK Technology Fund, 305,577 shares held by WK Technology Fund II, and 764,520 shares held by WK Technology Fund III. Wen C. Ko is chairman of the WK Technology Funds, and he resigned as one of our directors on March 30, 2001. Mr. Ko disclaims beneficial ownership of the shares held by WK Technology Fund, WK Technology Fund II, and WK Technology Fund III, except to the extent of his pecuniary interest therein.
(6) Issuable pursuant to an option to purchase 25,000 shares of common stock granted to WK Associates on January 31, 1997 and an option to purchase 7,500 shares of common stock granted to WK Associates on January 2, 2000.
(7) Includes 167,438 shares held by Mr. Chen with his wife as community property, 464,691 shares owned by himself individually, 9,250 shares, 9,250 shares and 1,250 shares held by Robert Chen, Michael Chen and Jacqueline Chen, respectively, Mr. Chen's minor children living at home. Mr. Chen disclaims beneficial ownership of the shares held by his children, except to the extent of his pecuniary interest therein.
(8) Includes 157,178 shares owned by Mr. Chen individually. Additionally includes 19,610 shares held by Thomas L. Chen and Willis F. Chen, Mr. Chen's children living at home. Mr. Chen disclaims beneficial ownership of the shares held by his children, except to the extent of his pecuniary interest therein.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table presents the compensation earned, awarded or paid for services rendered to us in all capacities for the fiscal year ended December 31, 2000 by our Chief Executive Officer and our four next most highly compensated executive officers who earned more than $100,000 in salary and bonus during the fiscal year ended December 31, 2000, whom we refer to collectively as the named executive officers:

                           Summary Compensation Table

                                                                                              Long-Term
                                                                                             Compensation
                                                           Annual Compensation                  Awards
                                                         ----------------------            ----------------
                                                                                              Securities           All Other
                                                                                              Underlying         Compensation
Name and Principal Position                             Salary ($)          Bonus ($)         Options (#)          ($) (1)
---------------------------------------------------   ------------         -----------     ----------------     --------------
Peter Chen
    Chief Executive Officer (2).................        $ 265,000            $ 251,595         100,000            $ 13,365
William F. Roach
    President and Chief Operating Officer (3)...          250,000              294,595          65,000               9,258
Derek S. Obata
    Vice President, Sales.......................          176,250              182,079          20,000               6,810
Andrew D. Wahl
    Vice President, Finance and
    Chief Financial Officer.....................          182,750               82,220          55,000               6,888
Thomas A. Capizzi
    Vice President, Human Resources.............          169,154              105,038         155,000               6,805

_____________________________________
(1)  Consists of premiums paid by us for term life insurance and car allowances.
(2)  Mr. Chen resigned as our chief executive officer in February 2001.
(3)  Mr. Roach was appointed our chief executive officer in February 2001.

                     Option Grants During Last Fiscal Year

     The following table shows information regarding stock options granted to the named executive officers during the fiscal year ended December 31, 2000. The potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect projections or estimates of future stock price growth. Potential realizable values are computed by:

     . Multiplying the number of shares of common stock underlying each option by the exercise price,

     . Assuming that the total stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option, and

     .    Subtracting from that result the total option exercise price.

     Actual gains, if any, on stock option exercises will be dependent on the future performance of the common stock. The percentage of total options is based on an aggregate of 2,516,696 options granted by us to our employees, directors and consultants, including the named executive officers, during the fiscal year ended December 31, 2000. Options were granted with an exercise price equal to the fair market value of our common stock, as determined in good faith by our board of directors.

     Unless otherwise noted, the per share exercise price of stock option grants is the fair market value of our common stock on the date of grant. In determining the fair market value of our common stock for the purpose of establishing the exercise price of stock option grants, the board of directors
(i) for grants made prior to our initial public offering in October 1999 in each case took into consideration a number of factors, including our operating results and financial condition at the time of stock option grant, key developments affecting our business and, where relevant, the most recent price of our preferred stock in connection with financing transactions with independent investors; and (ii) for grants made after our initial public offering, determined the fair market value based on the closing sales price of our common stock in trading on the Nasdaq National Market on the trading day prior to the date of grant.


                                                      % of Total
                                      Number of         Options                                  Potential Realizable Value at
                                     Securities       Granted to                                    Assumed Annual Rates of
                                     Underlying        Employees     Exercise                       Stock Appreciation for
                                       Options          During         Price         Expiration         Option Term ($)
         Name                         Granted (#)       Period      Per Share ($)      Date            5%              10%
------------------------           ---------------   -----------   --------------   ----------   ------------------------------
Peter Chen......................     100,000 (1)         3.97%       $ 33.50          4/28/10     $ 2,106,797     $ 5,339,037
William F. Roach................      65,000 (2)         2.58          33.50          4/28/10       1,369,418       3,470,374
Derek S. Obata..................      20,000 (3)         0.79          33.50          4/28/10         421,359       1,067,807
Andrew D. Wahl..................      55,000 (4)         2.19          33.50          4/28/10       1,158,738       2,936,470
Thomas A. Capizzi...............     100,000 (5)         3.97          59.00          1/31/10       3,710,478       9,403,081
                                       5,000 (6)         0.20          33.50          4/28/10         105,340         266,952
                                      50,000 (7)         1.99          27.56          8/15/10         866,617       2,196,177

_____________________
(1) As of December 31, 2000, no shares of this option to purchase 100,000 shares of common stock had vested. This option to purchase our common stock vested as to one fourth of the shares on April 1, 2001 with the remaining shares vesting ratably on a monthly basis thereafter.
(2) As of December 31, 2000, no shares of this option to purchase 65,000 shares of common stock had vested. This option to purchase our common stock vested as to one fourth of the shares on April 1, 2001 with the remaining shares vesting ratably on a monthly basis thereafter.
(3) As of December 31, 2000, no shares of this option to purchase 20,000 shares of common stock had vested. This option to purchase our common stock vested as to one fourth of the shares on April 1, 2001 with the remaining shares vesting ratably on a monthly basis thereafter.
(4) As of December 31, 2000, no shares of this option to purchase 55,000 shares of common stock had vested. This option to purchase our common stock vested as to one fourth of the shares on April 1, 2001 with the remaining shares vesting ratably on a monthly basis thereafter.
(5) As of December 31, 2000, no shares of this option to purchase 100,000 shares of common stock had vested. This option to purchase our common stock vested as to one fourth of the shares on January 14, 2001 with the remaining shares vesting ratably on a monthly basis thereafter.
(6) As of December 31, 2000, no shares of this option to purchase 5,000 shares of common stock had vested. This option to purchase our common stock vested as to one fourth of the shares on April 1, 2001 with the remaining shares vesting ratably on a monthly basis thereafter.
(7) As of December 31, 2000, no shares of this option to purchase 50,000 shares of common stock had vested. This option to purchase our common stock vests as to one fourth of the shares on August 1, 2001 with the remaining shares vesting ratably on a monthly basis thereafter.

 Aggregate Option Exercises During Last Fiscal Year and Fiscal Year-End Option
                                     Values

     The following table presents information regarding the named executive officers concerning option exercises for the year ended December 31, 2000 and exercisable and unexercisable options held as of December 31, 2000. The value of unexercised in-the-money options is based on a price of $10.75 per share, the fair market value of our stock on December 31, 2000 as reported on the Nasdaq National Market, minus the per share exercise price, multiplied by the number of shares underlying the option.

                                                                 Number of Securities             Value of Unexercised
                                                                Underlying Options at            In-the-Money Options at
                               Shares                             December 31, 2000                 December 31, 2000
                             Acquired on        Value         ---------------------------   ----------------------------------
                              Exercise     Realized ($) (1)    Exercisable  Unexercisable    Exercisable ($)  Unexercisable($)
                            ------------  ------------------  ------------  -------------   ---------------   ----------------
Peter Chen...............      43,856         $ 994,420         109,788        168,854         $ 390,654         $ 129,218
William F. Roach.........          --                --         153,333        311,667            76,667           123,334
Derek S. Obata...........          --                --         108,021        113,958           347,865           343,811
Andrew D. Wahl...........      12,395           592,254          55,314        106,666           280,331            59,638
Thomas A. Capizzi........          --                --              --        155,000                --                --

(1) Based on the estimated fair market value of our common stock at the time of exercise less the exercise price, multiplied by the number of shares purchased.

                 TRANSACTIONS WITH RELATED PARTIES AND INSIDERS

     Since January 1, 2000 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount exceeds $60,000, and in which any director, executive officer, nominee for election as a director, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than compensation agreements and other agreements which are described under "Executive Compensation and Other Matters" above and "Employment Agreements and Change of Control Arrangements" below.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, with the exception of the following individuals, during fiscal 2000 all executive officers and directors complied with all applicable filing requirements: Thomas A. Capizzi filed a late Form 3 to disclose that he became a reporting person and one other late report covering one transaction; Mike Min-Chu Chen filed one late report covering three transactions; Peter Chen filed one late report covering five transactions; Terry Huang filed a late Form 3 to disclose that he became a reporting person and two other late reports covering a total of eight transactions; William Wen-Liang Hsu filed one late report covering two transactions; Wen C. Ko filed one late report covering three transactions; Giacomo Marini filed one late report covering one transaction; Navin Rao filed one late report covering one transaction; Mark D. Wilson filed a late Form 3 to disclose that he became a reporting person; and Han Yeh filed one late report covering seven transactions. To our knowledge, no officer or director failed to file a report during fiscal 2000.

       EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF
                             CONTROL ARRANGEMENTS

     We require each of our employees to enter into confidentiality agreements prohibiting the employee from disclosing any of our confidential or proprietary information. In addition, the agreements generally provide that, upon termination, the employee will not solicit our employees. At the time of commencement of employment, our employees also generally sign offer letters specifying basic terms and conditions of employment. In general, our employees do not have any written employment agreements with us.

     We entered into an agreement on March 31, 1998 with Derek S. Obata which provides that his employment is at-will, he will receive an annual salary of $150,000, plus commissions, and that in the event of a change of control of our company, he will be entitled to one year of severance pay.

     On February 15, 2001, Mr. Roach was appointed as our chief executive officer. The compensation and benefits payable to him, effective as of February 1, 2001, shall consist of annual base compensation of $300,000 and bonus compensation of $300,000. In addition, in connection with his appointment as our chief executive officer, Mr. Roach was granted a supplemental option to purchase up to 250,000 shares of common stock with the following vesting schedule: 125,000 shares will become fully vested after two years and the remaining 125,000 shares will vest over four years with 25% vested after one year and the remaining shares vesting ratably on a monthly basis thereafter. Under an agreement entered into on July 20, 1999, Mr. Roach was granted an option to purchase up to 400,000 shares of our common stock with the following vesting schedule: 30% at the end of his first year of employment, 25% in years two and three and 20% in year four. Vesting after the first twelve months of employment is on a monthly basis.

     In connection with Peter Chen's resignation as our chief executive officer in February 2001, we entered into a severance agreement and release with Mr. Chen. In exchange for the covenants and releases in the agreement, we agreed to pay Mr. Chen a severance payment equal to one year's salary, which is $270,000. In addition, Mr. Chen's options shall continue to vest for one year from the date of his resignation, after which his vesting shall cease and he shall have ninety days to exercise his vested option shares.

     On March 13, 2000, the Board authorized the implementation of a management retention program with members of our management and key employees. Upon involuntary termination of employment following a change of control, the officers and other key employees, upon designation by the board of directors, will receive the following benefits:

     . Chief Executive Officer: cash severance equal to 200% of annual compensation plus 100% of a target bonus and 12 months of continued health benefits;

     . Vice-Presidents: cash severance equal to 150% of annual compensation plus 100% of a target bonus and 12 months of continued health benefits;

     . Director-level and other key employees: cash severance equal to 75% of annual compensation plus 100% of a target bonus and 12 months of continued health benefits.

     In addition, upon involuntary termination following a change of control, all unvested shares held by the participants in our management retention program will be accelerated. To date, the participants in the program at the director level or below have not been designated, and no agreements have been entered into.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the audit committee of the board of directors shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

     The audit committee of the board of directors is composed of three independent directors (each of which is independent under applicable NASD rules) appointed by the board of directors, and it operates under a written charter adopted by the board of directors in March 2000. The members of the audit committee throughout fiscal 2000 were Richard Alberding, Giacomo Marini and Mike Min-Chu Chen.

     The purpose of the audit committee is to make such examinations as are necessary to monitor our management and the independent public accountants and their activities with respect to our financial controls and financial reporting process. The committee provides the board of directors with the results of the committee's examinations and recommendations, outlines to the board improvements made or to be made in internal accounting controls, nominates independent public accountants and provides the board with any additional information and materials as the committee may deem necessary to make the board aware of significant financial matters that require the board's attention.

     In this context, the audit committee has met and held discussions separately and jointly with each of management and Arthur Andersen LLP, our independent public accountants for the 2000 fiscal year. Management represented to the audit committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent public accountants. The audit committee also discussed with Arthur Andersen LLP those matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380).

     In connection with new standards for independence of external auditors promulgated by the Securities and Exchange Commission, during the 2001 fiscal year, the audit committee will consider, in advance of the provision of any non-audit services by our independent public accountants, whether the provision of such services is compatible with maintaining the independence of the external auditors.

     Arthur Andersen LLP also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with the independent public accountants that firm's independence.

     Based on the audit committee's discussion with management and the independent public accountants and the audit committee's review of the representation of management and the report of the independent public accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                              Respectfully submitted by:
                                              AUDIT COMMITTEE

                                              Richard Alberding
                                              Giacomo Marini
                                              Mike Min-Chu Chen

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS


     Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the compensation committee of the board of directors shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

     The compensation committee of the board of directors reviews and approves our executive compensation policies. The following is the report of the compensation committee describing the compensation policies and rationales applicable to our executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2000.

Responsibilities of the Committee

     Acting on behalf of the board of directors, the compensation committee's responsibilities include the following:

     . Reviewing the performance of the chief executive officer and other executive officers;

     . Recommending to the board of directors the total compensation package for the chief executive officer and determining the compensation for the other executive officers;

     . Reviewing the compensation philosophy for our employees, including the chief executive officer and other executive officers; and

     . Administering our employee stock option and employee stock purchase plans, including determining eligibility and the number and type of options to be granted and the terms of such grants.

Compensation Philosophy

     Our philosophy in setting compensation policies for executive officers is to maximize stockholder value over time. The primary goal of our executive compensation program is, therefore, to closely align the interests of the executive officers with those of our stockholders. To achieve this goal, we attempt to offer compensation opportunities that give us the opportunity to attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement. In addition, we attempt to maintain a portion of each executive's total compensation at risk and tied to our achievement of financial, organizational and management performance goals, thus encouraging executives to manage from the perspective of owners with an equity stake in us. To achieve these goals, the compensation committee has established an executive compensation program primarily consisting of cash compensation, stock options, long-term equity incentives and other compensation and benefit programs generally available to other employees.

Executive Officer Compensation

     The cash component of total compensation, which consists of base salary and bonus, is designed to compensate executives competitively within the industry and marketplace. The compensation committee, on an annual basis, reviews and approves the base salary for the chief executive officer and reviews and approves the base salaries for our other executives annually. Our executives' base salaries in fiscal 2000 were established by the compensation committee based upon each executive's scope of job responsibilities, level of experience, past performance, contribution to our business, and data on prevailing compensation levels in relevant markets for executive talent. Regarding the latter measure, certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by the compensation committee in reviewing salary levels for our chief executive officer and other executive officers.

     In addition to base salary, we pay quarterly bonuses to our executive officers. Quarterly bonuses are intended to provide a direct link between management compensation and the achievement of corporate and individual objectives. The amount of bonus is determined as a percentage of the base salary for the executive for the year. At the end of the quarter, performance is assessed and the amount of bonus payable, if any, is determined. Sales and marketing executives are also eligible for additional cash payments above their base salaries for achieving specific performance goals or in connection with sales commissions.

     We provide long-term incentives through the grant of stock options under our stock option plans, particularly our 1997 Stock Plan and our 1998 Employee Stock Purchase Plan. The purpose of our 1997 Stock Plan is to attract and retain the best employee talent available and to create a direct link between compensation and our long-term performance. The compensation committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods to encourage key executives to continue in our employ. All options granted to executive officers to date have been granted at the fair market value of our common stock on the date of grant. The board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of our common stock, this portion of the executive's compensation is directly aligned with an increase in stockholder value. Generally, stock options are granted to an executive officer in conjunction with the executive officer's acceptance of employment. When determining the number of stock options to be awarded to an executive officer, the compensation committee considers the individual's current contribution to our performance, the executive officer's anticipated contribution in meeting our long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by other peer companies. The compensation committee also reviews stock option levels for executive officers at the beginning of each fiscal year in light of long-term strategic and performance objectives and each executive's current and anticipated contributions to our future performance.

2000 Chief Executive Officer Compensation

     The compensation of Peter Chen, our chief executive officer and chairman of the board during fiscal 2000, consisted of base salary and bonus. Mr. Chen's base salary for fiscal 2000 was $265,000, and he was paid a cash bonus of $251,595 for fiscal 2000. The compensation committee reviews the chief executive officer's salary using the same criteria and policies as are employed for the other executive officers. Mr. Chen received an increase in base salary from $199,167 during fiscal 1999 to $265,000 for fiscal 2000. The compensation committee based its decision to increase Mr. Chen's base salary and pay his cash bonus on a variety of factors, including the increasing scope and responsibility of the chief executive officer due to our status as a public company and comparisons of chief executive officer compensation levels for companies of similar size and maturity. The compensation committee also focused on our performance during the 1999 fiscal year in setting the compensation for the 2000 fiscal year.

Qualifying Compensation

     The compensation committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. None of the executive officers named in the proxy statement were compensated over $1.0 million in 2000. In general, it is our policy to qualify, to the maximum extent possible, our executives' compensation for deductibility under applicable tax laws. In approving the amount and form of compensation for our executive officers, the compensation committee will continue to consider all elements of the cost of providing such compensation, including the potential impact of Section 162(m).

                                         Respectfully submitted by:
                                         COMPENSATION COMMITTEE

                                         Richard C. Alberding
                                         Martin H. Singer

                              COMPANY PERFORMANCE

     Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this company performance graph shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

     The graph below compares the annual percentage change in the cumulative return to our stockholders with the cumulative return of the Nasdaq Stock Market Index and of the S&P Technology Sector Index from the date of our initial public offering (October 19, 1999) and ending on December 31, 2000. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point. Note that historic stock price performance is not necessarily indicative of future stock price performance.


                     Comparison of Cumulative Total Return
               PC-Tel, Inc., the Nasdaq Stock Market (U.S.) Index
                      and the S&P Technology Sector Index




                                                          Cumulative Total Return
                                      --------------------------------------------------------------------
                                      10/19/99    12/31/99     3/31/00    6/30/00     9/30/00    12/31/00
PCTEL, INC.                             100.00      308.82      250.00     195.00      130.00       63.24
NASDAQ STOCK MARKET (U.S.)              100.00      147.80      142.00     115.00      105.00       88.86
S & P TECHNOLOGY SECTOR                 100.00      134.41      125.00     105.00       97.00       80.71

          *ASSUMES $100 INVESTED ON OCTOBER 19, 1999 IN OUR
           COMMON STOCK, THE NASDAQ STOCK MARKET (U.S.) INDEX
           AND THE S&P TECHNOLOGY SECTOR INDEX.

                                 OTHER MATTERS

     We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.


                                                      THE BOARD OF DIRECTORS


Dated:  April 10, 2001

                                                   COMPANY #______________
                                                   CONTROL #______________

THERE ARE THREE WAYS TO VOTE YOUR PROXY.

          Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

          Vote By Phone -- Toll Free -- 1-800-240-6326 --
          Quick***Easy***Immediate


 .    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 12, 2001.

 .    You will be prompted to enter your 3-digit company number and your 7-digit control number, which are located above.

 .    Follow the simple instructions.

          Vote By Internet -- http://www.eproxy.com/pcti/ --
          Quick***Easy***Immediate

 .    Use the Internet to vote your proxy 24 hours a day, 7 days a week, until
     12:00 p.m. on May 12, 2001.

 .    You will be prompted to enter your 3-digit company number and your 7-digit control number, which are located above, to obtain your records and create an electronic ballot.

          Vote By Mail

     Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PCTEL, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-9397.

    If you vote by phone or the Internet, please do not mail your proxy card

                               Please detach here

                                 PROXY FOR THE
                                  PCTEL, INC.
                        ANNUAL MEETING OF STOCKHOLDERS

                            _______________________

                             Tuesday, May 15, 2001
                                  10:00 a.m.
                            _______________________

                                  PCTEL, INC.
                            1331 California Circle
                          Milpitas, California 95305

--------------------------------------------------------------------------------

     This proxy is solicited on behalf of the board of directors for use at the annual meeting of stockholders on May 15, 2001.

     The undersigned stockholder of PCTEL, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 10, 2001, and hereby appoints Andrew Wahl and William Roach, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of PCTEL, Inc. to be held on May 15, 2001 at 10:00 a.m. local time at our headquarters, located at 1331 California Circle, Milpitas, California, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: FOR ALL NOMINEES TO THE BOARD OF DIRECTORS; FOR APPROVAL OF THE AMENDMENT TO THE 1998 DIRECTOR OPTION PLAN; FOR RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS; AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.


          PLEASE VOTE BY TELEPHONE OR THE INTERNET OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                      See reverse for voting instructions.

       The Board of Directors Recommends a Vote "FOR" Items 1, 2 and 3.


1.  Election                  01 Richard C.         02 Carl A. Thomsen              [_] Vote FOR all        [_] Vote WITHHELD
    of directors                 Alberding                                              nominees (except        from all nominees
                                                                                        as marked)

    (Instructions:  To withhold authority to vote for any indicated            ---------------------------------------------
    nominees write the number(s) of the nominee(s) in the box provided to
    the right.)                                                                ---------------------------------------------

2.  Approval of an amendment to our 1998 Director Option Plan to provide for        [_] FOR     [_] AGAINST    [_] ABSTAIN
    automatic annual increases in the number of shares reserved for issuance thereunder such that, effective as of January 1 of each year, beginning on
    January 1, 2002, the number of shares that may be optioned and sold under the 1998 Director Option Plan shall be increased by an amount equal to the lesser of (i) 0.5% of our outstanding shares on such date or (ii) a lesser amount determined by the board of directors.

3.  Ratification of  Arthur Andersen LLP as our independent public accountants.     [_] FOR     [_] AGAINST    [_] ABSTAIN

    IN THEIR DISCRETION, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO
             DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

     Address Change? Mark Box [_]      I plan to attend the annual meeting [_]

     Indicate changes below:
                                    Date________________________________

                                    ____________________________________

                                    ____________________________________

                                    Signature(s) in Box

                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.